EXHIBIT NO. 99.4

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of November 17, 2011 (the “Plan”), among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) (“Sun Life”), a Delaware corporation, Money Market Variable Account, Global Governments Variable Account, Capital Appreciation Variable Account, Total Return Variable Account, High Yield Variable Account and Government Securities Variable Accounts (each an “Account” and collectively the “Variable Accounts” or the “Acquired Accounts”), managed separate accounts of Sun Life, and MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “Trust”).

WHEREAS, the Variable Accounts are segregated asset accounts of Sun Life under the insurance code of the State of Delaware;

WHEREAS, the Trust is a Massachusetts business trust and is authorized to issue separate series of beneficial interest including the MFS Money Market, MFS Global Governments, MFS Massachusetts Investors Growth Stock, MFS Total Return, MFS High Yield and MFS Government Securities Portfolios (each, a “Fund” and collectively, the “Funds” or the “Acquiring Funds”);

WHEREAS, the parties desire to restructure the Variable Accounts by providing (1) that each of the Money Market Variable Account, Global Governments Variable Account, Capital Appreciation Variable Account, Total Return Variable Account, High Yield Variable Account and Government Securities Variable Account, respectively, will transfer its assets other than insurance-related assets and obligations (“Acquired Assets”) and its investment-related liabilities (for the avoidance of doubt, this includes indemnification liabilities for investment-related matters)(“Assumed Liabilities”) to the MFS Money Market, MFS Global Governments, MFS Massachusetts Investors Growth Stock, MFS Total Return, MFS High Yield and MFS Government Securities Portfolios, respectively, in exchange for issuance of Initial Class shares of the Funds (the “Reorganization Shares”) to the corresponding Variable Account; (2) that the Money Market Variable Account will be converted into a sub-account of a new unit investment trust separate account (“New UIT”); and (3) the Variable Accounts other than the Money Market Variable Account will be redenominated as unit investment trust sub-accounts of the New UIT.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Variable Accounts agree to the transfer of all of the Acquired Assets to the corresponding Funds solely in exchange for (1) the issuance by the Trust of the Reorganization Shares of the Funds and (2) the assumption by each of the Funds of the Assumed Liabilities of the corresponding Variable Accounts, on the terms and conditions hereinafter set forth:

All representations, warranties, covenants and obligations of the Acquiring Funds and the Acquired Accounts contained herein shall be deemed to be representations, warranties, covenants and obligations of Sun Life, acting on behalf of the Acquired Accounts, and the Trust, acting on behalf of the Acquiring Funds, respectively, and all rights and benefits created hereunder in favor of the Acquiring Funds and the Acquired Accounts shall inure to, and shall be enforceable by, Sun Life and the Trust, acting on behalf of the Acquired Accounts and the Acquiring Funds, respectively.

1. The Reorganization

1.1 The Acquired Accounts will transfer to the Acquiring Funds all of the Acquired Assets, (consisting of, without limitation, portfolio securities and instruments, dividend and interest receivables, claims and rights of action related to the Acquired Accounts investment activity, cash and other assets) as set forth in a statement of assets and liabilities as of the Valuation Time (as defined in paragraph 2.1 hereof) prepared in accordance with generally accepted accounting principles consistently applied, certified by the Acquired Accounts’ Treasurer or Assistant Treasurer and delivered by the Acquired Accounts to the Acquiring Funds pursuant to paragraph 5.6 hereof (the “Statement of Assets and Liabilities”), free and clear of all liens and encumbrances, except as otherwise provided herein, in exchange solely for (a) the assumption by the Acquiring Funds of all of the Assumed Liabilities of the Acquired Accounts as set forth in the Statement of Assets and Liabilities (which shall be deemed to include, for avoidance of doubt, those not so set forth because they are either not known or quantifiable at the Valuation Time) and (b) the issuance and delivery by the Acquiring Funds to the Acquired Accounts of the number of full and fractional (rounded to the third decimal place) Reorganization Shares determined as provided in paragraph 2.2 hereof. Such transactions shall take place at the closing provided for in paragraph 3.1 hereof (the “Closing”).

1.2 The Acquired Accounts reserve the right to sell any of the portfolio securities or other assets prior to the Closing in the ordinary course of business.

2. Valuation

2.1 The net asset value of each Reorganization Share and the net value of the Acquired Assets shall in each case be determined as of the close of business (4:00 p.m. Eastern Time) on the Closing Date (the “Valuation Time”). The net asset value of the Reorganization Shares shall be computed by State Street Bank and Trust Company (the “Custodian”), as custodian and pricing agent for the Acquiring Funds, using the valuation procedures set forth in the Trust’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) or Master Amended and Restated By-Laws (the “By-Laws”) and the Acquiring Funds’ then-current prospectus and statement of additional information (collectively, the “Acquiring Funds Valuation Procedures”), to not less than two decimal places. The net value of the Acquired Assets shall be computed by the Custodian, as custodian and pricing agent for the Acquired Accounts, by calculating the value of the Acquired Assets and subtracting therefrom the amount of the Assumed Liabilities, using the valuation procedures set forth in the Amended and Restated Rules and Regulations, dated May 31, 2001, of each Account or the Master Amended and Restated By-Laws of the Accounts, dated August 6, 2004 and the Acquired Accounts’ then-current prospectus and statement of additional information (collectively, the “Acquired Accounts Valuation Procedures”). The determinations of the Custodian shall be conclusive and binding on all parties in interest; provided, however, that, in computing each Fund’s/Acquired Account’s net asset value in accordance with this paragraph 2.1, any fair value determination required to be made by the Acquiring Funds’ Valuation Procedures or Acquired Accounts’ Valuation Procedures with respect to a portfolio security or other asset of either an Acquiring Fund or an Acquired Account shall be made in accordance with the applicable party’s Valuation Procedures, and any such fair value determinations shall be conclusive and binding on the Custodian and all parties in interest.

2.2 The number of Reorganization Shares (including fractional shares, if any, rounded to the third decimal place) the Acquiring Funds shall issue pursuant to paragraph 1.1(b) hereof shall be determined by dividing the net value of the Acquired Assets (computed as set forth in paragraph 2.1 hereof) (the “Acquired Accounts Value”) by the net asset value of a Reorganization Share (computed as set forth in such paragraph).

2.3 Except for certain fair value determinations as described in paragraph 2.1 hereof, all computations of value shall be made by the Custodian in its capacity as pricing agent for the Acquiring Funds and the Acquired Accounts, as applicable, and in accordance with its regular practice in pricing the shares and assets of the Acquiring Funds and the Acquired Accounts, as applicable, using the relevant Fund’s or Account’s Valuation Procedures.

3. Closing and Closing Date

3.1 The Closing Date shall be December 2, 2011 or such other date on or before December 31, 2011 as the parties may agree. The Closing shall be held at 5:00 p.m., Eastern Time, at the offices of the Trust, 500 Boylston Street, Boston, Massachusetts 02116, or at such other time and/or place as the parties may agree (the “Effective Time”).

3.2 The Acquired Assets shall be transferred by the Acquired Accounts to the Custodian for the accounts of the Acquiring Funds on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the US Treasury Department’s book-entry system or by the Depository Trust Company or other third-party depositories, by transfer to the accounts of the Custodian in accordance with Rule 17f-4, Rule 17f-5, or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency, certified or official bank check or federal funds wire, payable to the order of, as appropriate, “State Street Bank and Trust Company, Custodian for the MFS Money Market Portfolio, MFS Global Governments Portfolio, MFS Massachusetts Investors Growth Stock Portfolio, MFS Total Return Portfolio, MFS High Yield Portfolio and MFS Government Securities Portfolios Portfolio or in the name of any successor organization.

3.3 If on the Closing Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that accurate appraisal of the net value of the Acquired Assets or the net asset value of the Reorganization Shares is impracticable, the Closing Date shall be postponed until the next business day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored on or before December 31, 2011, this Plan may be terminated by any party upon the giving of written notice to the other.

3.4 The Acquiring Funds shall issue and deliver to the Acquired Accounts a confirmation evidencing the Reorganization Shares credited on the Closing Date, or provide evidence satisfactory to the Acquired Accounts that such Reorganization Shares have been credited to the Acquired Accounts’ accounts on the books of the Acquiring Funds. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4. Representations and Warranties

4.1 Sun Life represents and warrants to the Funds as follows:

(a) The Variable Accounts were established by Sun Life as separate accounts pursuant to the insurance code of the State of Delaware, and are separate accounts under the provisions of the insurance code.

(b) Sun Life has the power to enter into this Plan and to carry out its obligations hereunder. The execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby, have been duly authorized by Sun Life and, except for approval by variable annuity contract owners participating in the Acquired Accounts, no other proceedings by Sun Life, are necessary to authorize its officers to effectuate this Plan and the transactions contemplated hereby. Sun Life is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Plan.

(c) Except as previously disclosed to the Trust, there are no claims, actions, suits or proceedings pending or, to the knowledge of Sun Life, threatened which would materially adversely affect the Variable Accounts or their assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

(d) Except for contracts and agreements disclosed to the Trust, under which no default exists, Sun Life, at the Effective Time, is not a party to or subject to any contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever, that may materially affect this Plan.

(e) Any information to be furnished by Sun Life for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations thereunder applicable thereto.

(f) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Sun Life of the transactions contemplated by this Plan, except such as have been obtained under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder (collectively, the “Acts”), and such as may be required under state securities or insurance laws.

4.2. Each Variable Account represents and warrants to the corresponding Fund as follows:

(a) The Account is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(b) The audited financial statements of the Variable Account for the fiscal year ended December 31, 2010, and the unaudited financial statements of the Variable Account dated as of June 30, 2011 (the “Variable Accounts’ Financial Statements”), as delivered to the Trust, fairly present the financial position of such Variable Account as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated.

(c) The Variable Account has the power to enter into this Plan and to carry out its obligations hereunder. The execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby, has been duly authorized by the Board of Managers of the Variable Account (“Board of Managers”) and, except for approval by variable annuity contract owners participating in the Variable Account, no other proceedings by the Variable Account are necessary to authorize its officers to effectuate this Plan and the transactions contemplated hereby. The Variable Account is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Plan.

(d) There are no investment-related liabilities of the Variable Account, whether or not determined or determinable, other than those liabilities disclosed or provided for in the Variable Accounts’ Financial Statements and liabilities incurred in the ordinary course of business subsequent to the date of the Variable Accounts’ June 30, 2011 Financial Statements or otherwise previously disclosed to the Trust, none of which has been materially adverse to the business, assets or results of operations of the Variable Accounts. The Variable Account’s registration statement, for registration of variable annuity contracts with the United States Securities and Exchange Commission (the “SEC”), which is on file with the SEC, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The statement of assets and liabilities, including the schedule of portfolio investments, of each Variable Account as of December 31, 2010, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended December 31, 2010 and December 31, 2009 (copies of which have been furnished to the Acquiring Funds) have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Variable Accounts as of December 31, 2010 and the results of its operations and changes in net assets for the respective stated periods in accordance with Accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Variable Accounts as of the respective dates thereof not disclosed therein;

(e) The unaudited statement of assets and liabilities, including the schedule of portfolio investments, of each Variable Account as of June 30, 2011, and the related statement of operations for the fiscal semi-annual period then ended, and the statement of changes in net assets for the fiscal semi-annual period ended June 30, 2011 (copies of which have been furnished to the Acquiring Funds) present fairly in all material respects the financial position of the Variable Accounts as of June 30, 2011 and the results of its operations and changes in net assets for the respective stated periods in accordance with Accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Variable Accounts as of the respective dates thereof not disclosed therein;

(f) Except as previously disclosed to the Trust, there are no claims, actions, suits or proceedings pending or threatened, to the knowledge of the Variable Accounts, which would materially adversely affect the Variable Accounts or their assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

(g) Except for contracts and agreements disclosed to the Trust, under which no default exists, each of the Variable Accounts, at the Effective Time, is not a party to or subject to any contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever, that may materially affect this Plan.

(h) Since December 31, 2010, there has not been any material adverse change in the Acquired Accounts’ financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Accounts of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Trust, on behalf of the Acquiring Funds. For the purposes of this subparagraph (f), a decline in net asset value per unit of an Acquired Account resulting from losses upon the disposition of investments or from changes in the value of investments held by the Acquired Accounts, or a distribution or a payment of dividends shall not constitute a material adverse change.

(i) As of the Closing Date, the Acquired Accounts will have, within the times and in the manner prescribed by law, properly filed all required federal and other tax returns and reports which, to the knowledge of the Accounts’ officers, are required to have been filed by the Acquired Accounts by such date and all such returns and reports were complete and accurate in all material respects. The Acquired Accounts has timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Acquired Accounts. All tax liabilities of the Acquired Accounts have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Accounts has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid.

(j) Except as previously disclosed to the Trust, at the Closing Date the Acquired Accounts will have good and marketable title to the Acquired Assets and full right, power and authority to sell, assign, transfer, convey and deliver the Acquired Assets hereunder, and upon delivery and payment for the Acquired Assets, the Acquiring Funds will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act.

(k) The information to be furnished by the Acquired Accounts for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations thereunder applicable thereto.

(l) The proxy statement of the Acquired Accounts (the “Proxy Statement”) to be included in the Registration Statement (as defined in paragraph 5.7 hereof) (other than written information furnished by the Acquiring Funds for inclusion therein, as covered by the Trust’s representation and warranty in paragraph 4.2(n) hereof), on the effective date of the Registration Statement, on the date of the Meeting (as defined in paragraph 5.2 hereof) and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(m) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Accounts of the transactions contemplated by this Plan, except such as have been obtained under the Acts, and such as may be required under state securities and insurance laws.

(n) All of the issued and outstanding units of the Acquired Accounts have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Funds.

(o) The then current prospectus and statement of additional information of the Acquired Accounts, as supplemented and updated from time to time, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder on the date of the Proxy Statement, on the date of the Meeting (as defined in paragraph 5.2 hereof) and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p) The Acquired Accounts incurred the Assumed Liabilities in the ordinary course of its business.

4.3 The Acquiring Funds represent and warrant to the Acquired Accounts and Sun Life, on behalf of the New UIT, as follows:

(a) The Trust is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry out its obligations under this Plan. Neither the Trust nor the Acquiring Funds is required to qualify to do business in any other jurisdiction. This Plan has been duly authorized by the Trust on behalf of the Acquiring Funds. The Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted.

(b) The Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and the Acquiring Funds are separate series of the Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust and By-Laws and the laws of The Commonwealth of Massachusetts.

(c) The current prospectus and statement of additional information of the Acquiring Funds, each dated April 30, 2011, as supplemented and updated from time to time (collectively, the “Acquiring Funds Prospectus”), and the Registration Statement (other than written information furnished by the Acquired Accounts and Sun Life for inclusion therein as covered by the representations and warranties in paragraphs 4.1(e) and 4.2(i) hereof) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder on the date of the Proxy Statement, on the date of the Meeting (as defined in paragraph 5.2 hereof) and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) At the Closing Date, the Acquiring Funds will have good and marketable title to its assets.

(e) The Trust is not, and the execution, delivery and performance of this Plan will not result, in violation of the Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust or the Acquiring Funds is a party or by which the Trust or the Acquiring Funds is bound.

(f) Except as otherwise disclosed in writing to and accepted by the Acquired Accounts and Sun Life, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of the Trust or the Acquiring Funds, threatened against the Trust or the Acquiring Funds or any of its properties or assets. Neither the Trust nor the Acquiring Funds know of facts that might form the basis for the institution of such proceedings, and neither the Trust nor the Acquiring Funds is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transaction herein contemplated.

(g) The statement of assets and liabilities, including the schedule of portfolio investments, of the Acquiring Funds as of December 31, 2010, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended December 31, 2010 and December 31, 2009 (copies of which have been furnished to the Acquired Accounts) have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Acquiring Funds as of December 31, 2010 and the results of its operations and changes in net assets for the respective stated periods in accordance with Accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Acquiring Funds as of the respective dates thereof not disclosed therein.

(h) The unaudited statement of assets and liabilities, including the schedule of portfolio investments, of each Acquiring Fund as of June 30, 2011, and the related statement of operations for the fiscal semi-annual period then ended, and the statement of changes in net assets for the fiscal semi-annual period ended June 30, 2011 (copies of which have been furnished to the Variable Accounts) present fairly in all material respects the financial position of the Acquiring Funds as of June 30, 2011 and the results of its operations and changes in net assets for the respective stated periods in accordance with Accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Acquiring Funds as of the respective dates thereof not disclosed therein;

(i) Since December 31, 2010, there has not been any material adverse change in the Acquiring Funds’ financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Funds of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Accounts and Sun Life. For the purposes of this subparagraph (h), a decline in net asset value per share of an Acquiring Fund resulting from losses upon the disposition of investments or from changes in the value of investments held by an Acquiring Fund, or a distribution or a payment of dividends, shall not constitute a material adverse change.

(j) As of the Closing Date, the Acquiring Funds, will have, within the times and in the manner prescribed by law, properly filed all federal and other tax returns and reports which, to the knowledge of the officers of the Trust, are required to be filed by the Acquiring Funds, and all such returns and reports were complete and accurate in all material respects. The Acquiring Funds have timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Acquiring Funds. All tax liabilities of the Acquiring Funds have been adequately provided for on its books, and no tax deficiency or liability of the Acquiring Funds has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid.

(k) For federal income tax purposes, each Acquiring Fund is taxable as a separate corporation and intends to satisfy the requirements to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(l) The authorized capital of the Trust consists of an unlimited number of shares, currently divided into twenty-five series and, with respect to the Acquiring Funds, into two classes at the date hereof. All issued and outstanding shares (including the Reorganization Shares) of the Acquiring Funds are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Acquiring Funds (except as described in the Acquiring Funds’ current prospectus and statement of additional information). The Acquiring Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Funds, nor is there outstanding any security convertible into any such shares.

(m) The execution, delivery and performance of this Plan have been duly authorized by all necessary action on the part of the Trust, on behalf of the Acquiring Funds, and this Plan constitutes a valid and binding obligation of the Acquiring Funds enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(n) The Reorganization Shares to be issued and delivered to the Acquired Accounts pursuant to the terms of this Plan will be duly authorized at the Closing Date and, when so issued and delivered, will be duly and validly issued shares of the Acquiring Funds, and will be fully paid and nonassessable by the Acquiring Funds (except as described in the Acquiring Funds’ current prospectus and statement of additional information).

(o) The information to be furnished by the Acquiring Funds for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations applicable thereto.

(p) The Trust, on behalf of the Acquiring Funds, agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws or other securities laws as it may deem appropriate in order to continue its operations and the operations of the Acquiring Funds after the Closing Date;

(q) All of the Acquiring Funds’ issued and outstanding Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquired Accounts.

(r) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated by this Plan, except such as have been obtained under the Acts and such as may be required under state securities laws.

(s) No consideration other than Reorganization Shares (and the Acquiring Funds’ assumption of the Assumed Liabilities) will be issued in exchange for the Acquired Assets in the Reorganization.

5. Covenants

5.1 Each Acquired Account and Acquiring Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions.

5.2 The Acquired Accounts will call a meeting of owners of variable annuity contracts who have an interest in the Acquired Accounts (the “Meeting”) to consider and act upon this Plan and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3 Sun Life covenants that the Reorganization Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Plan.

5.4 Sun Life will provide such information as the Acquiring Funds reasonably request concerning the ownership of units of the Acquired Accounts.

5.5 Subject to the provisions of this Plan, Sun Life, the Acquired Accounts, and the Trust, on behalf of each of the Acquiring Funds, will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

5.6 Each Acquired Account will furnish to the corresponding Acquiring Fund on the Closing Date the Statement of Assets and Liabilities.

5.7 The Trust, on behalf of the Acquiring Funds, will prepare and file with the SEC a registration statement on Form N-14 (the “Registration Statement”) in compliance with the 1933 Act and the 1940 Act, in connection with the issuance of the Reorganization Shares as contemplated herein.

5.8 The Trust, on behalf of the Acquiring Funds, will prepare a Proxy Statement, to be included in the Registration Statement in compliance with the Acts, in connection with the Meeting to consider approval of this Plan.

5.9 Sun Life agrees to provide the Acquiring Funds with information applicable to the Acquired Accounts required under the Acts for inclusion in the Registration Statement and the Proxy Statement.

6. Conditions Precedent to Obligations of the Acquired Accounts and of Sun Life on behalf of the New UIT

The obligations of the Acquired Accounts and of Sun Life, on behalf of the New UIT, to consummate the transactions provided for herein shall be, at their election, subject to the performance by the Acquiring Funds of all the obligations to be performed by them hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1 All representations and warranties of the Trust, on behalf of the Acquiring Funds, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2 The Trust, on behalf of the Acquiring Funds, shall have delivered to the Acquired Accounts on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Accounts, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Funds, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and that the Trust and the Acquiring Funds shall have complied with all covenants and agreements and satisfied all conditions on their parts to be performed or satisfied under this Plan at or prior to the Closing Date, and as to such other matters as the Acquired Accounts shall reasonably request.

6.3 The Acquired Accounts shall have received on the Closing Date a favorable opinion from Susan S. Newton, Associate General Counsel and Senior Vice President of Massachusetts Financial Services Company (“MFS”), the Acquiring Funds’ investment adviser, dated as of the Closing Date, in a form satisfactory to the Acquired Accounts, to the effect that:

(a) the Trust is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted, as described in the Registration Statement. The Acquiring Funds are separate series of the Trust duly constituted in accordance with the Declaration of Trust and By-Laws;

(b) this Plan has been duly authorized, executed and delivered by the Acquiring Funds and, assuming that the Acquiring Funds prospectus contained in the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Plan by Sun Life on behalf of the Acquired Accounts, is a valid and binding obligation of the Trust and the Acquiring Funds enforceable against the Trust and the Acquiring Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) assuming that consideration therefor of not less than the net asset value thereof has been paid, the Reorganization Shares to be issued and delivered to the Acquired Accounts as provided by this Plan are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable by the Acquiring Funds (except as described in the Acquiring Funds’ current prospectus and statement of additional information), and no shareholder of the Acquiring Funds has any preemptive right to subscription or purchase in respect thereof pursuant to any federal or Massachusetts law or the Declaration of Trust or By-Laws;

(d) the execution and delivery of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or By-Laws, or any material provision of any agreement (known to such counsel) to which the Trust or the Acquiring Funds is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment or decree to which the Trust or the Acquiring Funds is a party or by which it is bound;

(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust or the Acquiring Funds of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;

(f) the descriptions in the Registration Statement of statutes, legal and governmental proceedings and contracts and other documents, if any, only insofar as they relate to the Trust or the Acquiring Funds, are accurate in all material respects;

(g) to the knowledge of such counsel, there are no legal or governmental proceedings relating to the Trust or the Acquiring Funds existing on or before the date of mailing the Proxy Statement or the Closing Date required to be described in the Registration Statement that are not described as required;

(h) to the knowledge of such counsel, the Trust is a duly registered investment company and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

(i) except as may have been previously disclosed by the Trust, on behalf of the Acquiring Funds , in writing to the Acquired Accounts, to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body currently is pending or threatened as to the Trust or the Acquiring Funds or any of their properties or assets, and neither the Trust nor the Acquiring Funds is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

Such opinion shall also state that while such counsel has not independently verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, she generally reviewed and discussed certain of such statements with certain officers of the Acquiring Funds and that in the course of such review and discussion no facts came to the attention of such counsel that led her to believe that, on the effective date of the Registration Statement, the date of the Meeting or the Closing Date and only insofar as such statements relate to the Acquiring Funds, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial or statistical data, or as to the information relating to the Trust or the Acquired Accounts, contained in the Proxy Statement or Registration Statement. Such opinion may also state that such opinion is solely for the benefit of the Trust, Sun Life, the Acquired Accounts, their Boards of Managers and their officers. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as the Acquired Accounts may reasonably request.

7. Conditions Precedent to Obligations of the Trust on behalf of the Acquiring Funds

The obligations of the Trust, on behalf of the Acquiring Funds, to complete the transactions provided for herein shall be, at its election, subject to the performance by Sun Life and the Acquired Accounts of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1 All representations and warranties of Sun Life and the Acquired Accounts contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

7.2 The Acquired Accounts shall have delivered to the Acquiring Funds the Statement of Assets and Liabilities, together with a list of the Acquired Accounts’ portfolio securities showing the federal income tax bases of and holding periods for such securities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Accounts;

7.3 The Acquired Accounts shall have delivered to the Acquiring Funds on the Closing Date a certificate executed in their name by their President, Vice President, Secretary or Assistant Secretary and Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Funds and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Accounts made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and that the Acquired Accounts shall have complied with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied under this Plan at or prior to the Closing Date, and as to such other matters as the Acquiring Funds shall reasonably request. Sun Life shall have delivered to the Acquiring Funds on the Closing Date a certificate executed in its name by at least two authorized officers, in form and substance satisfactory to the Acquiring Funds and dated as of the Closing Date, to the effect that the representations and warranties of Sun Life made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and that Sun Life shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Plan at or prior to the Closing Date, and as to such other matters as the Acquiring Funds shall reasonably request;

7.4 The Acquiring Funds shall have received on the Closing Date a favorable opinion from Susan S. Newton, Associate General Counsel and Senior Vice President of MFS, the Acquired Accounts’ investment adviser, dated as of the Closing Date, in a form satisfactory to the Acquiring Funds to the effect that:

(a) the Variable Accounts were established by Sun Life as separate accounts pursuant to the insurance code of the State of Delaware, and are separate accounts under the provisions of the insurance code;

(b) this Plan has been duly authorized, executed and delivered by the Acquired Accounts and, assuming that the Acquiring Funds prospectus contained in the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Plan by theTrust, on behalf of the Acquiring Funds, is a valid and binding obligation of Sun Life and the Acquired Accounts enforceable against Sun Life and the Acquired Accounts in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) the Acquired Accounts have power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Plan, the Acquired Accounts will have duly, sold, assigned, conveyed, transferred and delivered such assets to the Acquiring Funds;

(d) the execution and delivery of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate the Amended and Restated Rules and Regulations, dated May 31, 2001, of any Account or the Master Amended and Restated By-Laws of the Accounts, dated August 6, 2004, or any material provision of any agreement (known to such counsel) to which any Acquired Account is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment or decree to which any Acquired Account is a party or by which it is bound;

(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Accounts of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;

(f) the descriptions in the Proxy Statement of statutes, legal and governmental proceedings and contracts and other documents, if any, only insofar as they relate to Sun Life and the Acquired Accounts, are accurate in all material respects;

(g) to the knowledge of such counsel, there are no legal or governmental proceedings relating to Sun Life or the Acquired Accounts existing on or before the date of mailing the Proxy Statement or the Closing Date required to be described in the Proxy Statement that are not described as required;

(h) to the knowledge of such counsel, each Account is a duly registered investment company and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

 (i) except as may have been previously disclosed by Sun Life or the Acquired Accounts, in writing to the Acquiring Funds, to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened as to the Acquired Accounts or any of the Acquired Accounts’ properties or assets, and none of the Acquired Accounts is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

Such opinion shall also state that while such counsel has not verified, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement, she generally reviewed and discussed certain of such statements with certain officers of the Trust and that in the course of such review and discussion no facts came to the attention of such counsel that led her to believe that, on the effective date of the Registration Statement or on the date of the Meeting and only insofar as such statements relate to the Acquired Accounts, the Proxy Statement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial or statistical data, or as to the information relating to Sun Life or the Acquiring Funds, contained in the Proxy Statement or Registration Statement. Such opinion may also state that such opinion is solely for the benefit of the Trust, the Acquiring Funds, its Board of Trustees and its officers. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as the Acquiring Funds may reasonably request. As to matters relating to Sun Life expressed in such opinion, such opinion may rely on, and assume the accuracy of, information in a certificate of an officer of Sun Life.

7.5 The assets of the Acquired Accounts to be acquired by the Acquiring Funds will include no assets which the Acquiring Funds, by reason of limitations contained in the Declaration of Trust or of investment restrictions disclosed in an Acquiring Fund’s prospectus and statement of additional information in effect on the Closing Date, may not properly acquire.

8. Further Conditions Precedent to Obligations of the Trust on behalf of the Acquiring Funds, Sun Life, and the Acquired Accounts

The obligations of Sun Life and the Acquired Accounts hereunder are, at the option of the Acquiring Funds, and the obligations of the Trust, on behalf of the Acquiring Funds, hereunder are, at the option of Sun Life and the Acquired Accounts, each subject to the further conditions that on or before the Closing Date:

8.1 This Plan and the transactions contemplated herein shall have been approved by the requisite vote of the holders of outstanding Acquired Account units in accordance with the provisions of the Amended and Restated Rules and Regulations, dated May 31, 2001, of any Account or the Master Amended and Restated By-Laws of the Accounts, dated August 6, 2004, and the 1940 Act and the rules thereunder, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Funds;

8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC, the Delaware insurance commissioner, and state securities authorities, including “no-action” positions of such federal or state authorities) deemed necessary by the Acquiring Funds or the Acquired Accounts to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either an Acquiring Fund or an Acquired Account, provided that either the Acquiring Funds or the Acquired Accounts may waive any such conditions for itself, respectively;

8.4 The Registration Statement shall have become effective under the 1933 Act and, as of the Closing Date, no stop orders suspending the effectiveness thereof shall have been issued, and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

8.5 Sun Life, the Acquired Accounts, and the Trust, on behalf of the Acquiring Funds, shall have received an opinion of Morgan, Lewis & Bockius LLP, (“Tax Counsel”), reasonably satisfactory to them, as to the federal income tax consequences mentioned below (the “Tax Opinion”). In rendering the Tax Opinion, Tax Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Plan, which Tax Counsel may treat as representations and warranties made to it, and in separate letters addressed to Tax Counsel and certificates delivered pursuant to this Plan. The Tax Opinion shall be substantially to the effect that, although not free from doubt, based on the existing provisions of the Code, Treasury regulations, current administrative rules, and court decisions, on the basis of the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for federal income tax purposes:

(a) Sun Life, the Accounts and the New UIT will not recognize any gain or loss as a result of the restructuring of the Accounts into corresponding sub-accounts of the New UIT.

(b) Under Section 351 of the Code, Sun Life will not recognize any gain or loss as a result of the transfer of the assets of each Account to its corresponding Fund in exchange for shares of such corresponding Fund and assumption by such corresponding portfolio of such Account’s liabilities (other than liabilities associated with insurance obligations that will be assumed by the corresponding sub-account of the New UIT).

(c) Under Section 1032 of the Code, no gain or loss will be recognized by a Fund upon the receipt of the assets of the corresponding Account solely in exchange for the issuance of such Fund’s shares and the assumption of such Account’s liabilities (other than liabilities associated with insurance obligations that will be assumed by the corresponding sub-account of the New UIT).

(d) Under Section 362(a) of the Code, each Fund’s basis in the assets it receives from the corresponding Account will be the same as such Account’s basis in those assets immediately prior to the Reorganization.

(e) Under Section 1223(2) of the Code, each Fund’s holding period for the transferred assets will include the Account’s holding period therefor.

(f) Under Section 358 of the Code, the aggregate basis in the shares of a Fund received in the Reorganization by the corresponding sub-account of the New UIT will be the same as the aggregate adjusted basis of the assets surrendered by the corresponding Account in exchange therefore reduced by the amount of liabilities, if any, of the Account assumed by such Fund.

(g) Under Section 1223(1) of the Code, Sun Life’s holding period (through each sub-account of the New UIT) in the shares of each Fund received in the Reorganization will include its holding period (through each Account) for the assets surrendered in exchange therefor, provided such assets were held as capital assets on the closing date.

(h) No gain or loss will be recognized by the owners of variable contracts based on the Accounts (and then the sub-accounts of the New UIT) as a result of the Reorganization.

The Trust, with respect to the Acquiring Funds, and Sun Life agree to make and provide additional representations to Tax Counsel that are reasonably necessary to enable Tax Counsel to deliver the Tax Opinion. Notwithstanding anything herein to the contrary, the Trust may not waive in any material respect the condition set forth in this paragraph 8.5.

8.6 The Boards of Managers of the Acquired Accounts shall have determined, with respect to each Acquired Account, that the Reorganization is in the best interests of each Acquired Account and is not dilutive of the interests of owners of units of each Acquired Account and, based on such determinations, shall have approved this Plan and the transactions contemplated thereby.

9. Brokerage Fees and Expenses; Contingent Deferred Sales Charges; Certain Records

9.1 The Acquiring Funds and the Acquired Accounts each represents and warrants to the other that there are no brokers or finders entitled to receive any payments from either party to this Plan in connection with the transactions provided for herein.

9.2 Except for the expenses that MFS agreed to bear pursuant to the Proxy Statement/Prospectus, the Acquiring Funds and the Acquired Accounts will, as between each other, be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Plan, whether or not the Reorganization is consummated.

10. Entire Agreement

Sun Life, the Acquiring Funds and the Acquired Accounts agree that no party has made any representation, warranty or covenant not set forth herein or referred to in Article 4 hereof or required in connection with paragraph 8.5 hereof and that this Plan constitutes the entire agreement between the parties.

11. Termination

11.1 This Plan may be terminated by the mutual agreement of the parties. In addition, any party may at its option terminate this Plan unilaterally at or prior to the Closing Date because of:

(a) a material breach by another party of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or

(b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and that reasonably appears will not or cannot be met.

11.2 In the event of any such termination, there shall be no liability for damages on the part of the Trust, Sun Life, the Acquiring Funds, or the Acquired Accounts, or their respective trustees or officers, to the other party or its trustees or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Plan.

12. Amendments

This Plan may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the parties; provided, however, that following the Meeting, no such amendment may have the effect of changing the provisions for determining the number of Reorganization Shares to be issued to the Acquired Accounts under this Plan to their detriment without their further approval; and provided further that nothing contained in this Article 12 shall be construed to prohibit the parties from amending this Plan to change the Closing Date.

13. Notices

Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be personally delivered or given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Accounts or the Trust, on behalf of the Acquiring Funds, at 500 Boylston Street, Boston, Massachusetts 02116, Attention: Secretary, and to Sun Life at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

14. Miscellaneous

14.1 The article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

14.2 This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

14.3 This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

14.4 A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. As provided in the Declaration of Trust of the Trust, and pursuant to certain responsibilities and powers conferred upon the Board of Trustees of the Trust, the Boards of Managers of the Acquired Accounts, and the Board of Directors of Sun Life, this Plan was executed by the undersigned officers of Sun Life, the Acquired Accounts and the Trust, on behalf of each of the Funds, as officers and not individually, and the obligations of this Plan are not binding upon the undersigned officers, nor are they binding upon SunLife’s, the Acquired Accounts’, or the Trust’s other officers or upon the members of their boards, individually, but are binding only upon the assets and property of Sun Life, the Acquired Accounts, and the Trust. Moreover, no Fund of the Trust shall be liable for the obligations of any other Fund of the Trust.

14.5 Notwithstanding Article 12 of this Plan, but subject to the first proviso contained therein, any party to this Plan, with the consent of its president, vice president, secretary or assistant secretary, may waive any condition (other than that contained in paragraph 8.5 hereof) or covenant to which the other party is subject or may modify such condition or covenant in a manner deemed appropriate by any such officer.

14.6 This Plan may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be duly executed by a duly authorized officer on its behalf.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
By:      STEPHEN L. DESCHENES
Name: Stephen L. Deschenes
Title:   Senior Vice President & General Manager Retirement Income Solutions

By:      WILLIAM WEIMER
Name: William Weimer
Title:   Assistant Vice President, Fund Relationship Management

CAPITAL APPRECIATION VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary
GLOBAL GOVERNMENTS VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary
GOVERNMENT SECURITIES VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary
HIGH YIELD VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary
MONEY MARKET VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary

TOTAL RETURN VARIABLE ACCOUNT By: SUSAN A. PEREIRA Name: Susan A. Pereira Title: Assistant Secretary
MFS VARIABLE INSURANCE TRUST II, on behalf of the Funds By: SUSAN S. NEWTON Name: Susan S. Newton Title: Assistant Secretary